EXHIBIT 23.2

PRICEWATERHOUSECOOPERS [LOGO]

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                                                    PricewaterhouseCooper LLP
                                                    Chartered Accountants
                                                    Mississauga Executive Centre
                                                    One Rober Speck Parkway
                                                    Suite 1100
                                                    Mississauga Ontario
                                                    Canada L4Z 3M3
                                                    Telephone +1 905 949 7400
                                                    Facsimile +1 905 949 7415

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated March 20, 2001, except as to note 7(a) which is as of April 12, 2001 relating to the financial statements which appears in Stake Technology Ltd.'s Annual Report on Form 10-KSB for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCooper LLP

Chartered Accountants

Mississauga, Ontario
July 19, 2001

PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and other members of the worldwide PricewaterhouseCoopers organization.